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                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                               HEALTHSTREAM, INC.
                               (THE "CORPORATION")


                                   ARTICLE I.
                                     OFFICES


         The Corporation may have such offices, either within or without the State of Tennessee, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                   ARTICLE II.
                                  SHAREHOLDERS


         2.1      ANNUAL MEETING.

         An annual meeting of the shareholders of the Corporation shall be held on such date as may be determined by the Board of Directors. The business to be transacted at such meeting shall be the election of directors and such other business as shall be properly brought before the meeting.

         2.2      SPECIAL MEETINGS.

         Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Chairman or a majority of the Board of Directors. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the notice of meeting.

         2.3      PLACE OF MEETINGS.

         The Board of Directors may designate any place, either within or without the State of Tennessee, as the place of meeting for any annual meeting or for any special meeting. If no place is fixed by the Board of Directors, the meeting shall be held at the principal office of the Corporation.



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         2.4      NOTICE OF MEETINGS; WAIVER.

                  (A) NOTICE. Notice of the date, time and place of each annual and special shareholders' meeting and, in the case of a special meeting, a description of the purpose or purposes for which the meeting is called, shall be given no fewer than ten (10) days nor more than two (2) months before the date of the meeting. Such notice shall comply with the requirements of Article XI of these Bylaws.

                  (B) WAIVER. A shareholder may waive any notice required by law, the Charter or these Bylaws before or after the date and time stated in such notice. The waiver must be in writing, be signed by the shareholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting: (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         2.5      RECORD DATE.

         The Board of Directors shall fix as the record date for the determination of shareholders entitled to notice of a shareholders' meeting, to vote or to take any other action, a date not more than seventy (70) days before the meeting or action requiring a determination of shareholders.

         A record date fixed for a shareholders' meeting is effective for any adjournment of such meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting.



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         2.6      SHAREHOLDERS' LIST.

         After the record date for a meeting has been fixed, the Corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders' meeting. Such list will be arranged by voting group (and within each voting group by class or series of shares), and will show the address of and number of shares held by each shareholder. The shareholders' list will be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent or attorney is entitled on written demand to inspect and, subject to the requirements of the Tennessee Business Corporation Act (the "Act"), to copy the list, during regular business hours and at his expense, during the period it is available for inspection.

         2.7      VOTING GROUPS; QUORUM; ADJOURNMENT.

         All shares entitled to vote and be counted together collectively on a matter at a meeting of shareholders shall be a "voting group." Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise required by the Act or provided in the Charter, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter.

         Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

         If a quorum of a voting group shall not be present or represented at any meeting, the shares entitled to vote thereat shall have power to adjourn the meeting to a different date, time or place without notice other than announcement at the meeting of the new time, date or place to which the meeting is adjourned. At any


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adjourned meeting at which a quorum of any voting group shall be present or represented, any business may be transacted by such voting group which might have been transacted at the meeting as originally called.

         2.8      VOTING OF SHARES.

         Unless otherwise provided by the Act or the Charter, each outstanding share is entitled to one (1) vote on each matter voted on at a shareholders' meeting. Only shares are entitled to vote. Shareholders are not entitled to cumulative voting for the election of directors.

         If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Charter or the Act requires a greater number of affirmative votes. Unless otherwise provided in the Charter, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         2.9      PROXIES.

         A shareholder may vote his shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven (11) months unless another period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

         2.10     ACCEPTANCE OF SHAREHOLDER DOCUMENTS.

         If the name signed on a shareholder document (a vote, consent, waiver, or proxy appointment) corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept such


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shareholder document and give it effect as the act of the shareholder. If the name signed on such shareholder document does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept such shareholder document and to give it effect as the act of the shareholder if:

                  (I) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

                  (II) the name signed purports to be that of a fiduciary representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to such shareholder document;

                  (III) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder, and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the shareholder document;

                  (IV) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder, and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to such shareholder document; or

                  (V) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one
         (1) of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

         The Corporation is entitled to reject a shareholder document if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has a reasonable basis for doubt about the validity of the signature on such shareholder document or about the signatory's authority to sign for the shareholder.


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         2.11     ACTION WITHOUT MEETING.

         Action required or permitted by the Act must be taken at a shareholders' meeting and may not be taken without a meeting.

         2.12     PRESIDING OFFICER AND SECRETARY.

         Meetings of the shareholders shall be presided over by the Chairman, or if he is not present or if the Corporation shall not have a Chairman, by the Chief Executive Officer or President, or if neither the Chairman nor the Chief Executive Officer or President is present, by a chairman to be chosen by a majority of the shareholders entitled to vote at such meeting. The Secretary or, in his absence, an Assistant Secretary shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the shareholders entitled to vote at such meeting shall choose any person present to act as secretary of the meeting.

         2.13     NOTICE OF NOMINATIONS.

         Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors authorized to make such nominations or by any shareholder entitled to vote in the election of directors generally. However, any such shareholder nomination may be made only if written notice of such nomination has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (a) with respect to an election to be held at an annual meeting of shareholders, one hundred twenty (120) days prior to the first anniversary of the date the corporation's notice of annual meeting was provided with respect to the previous year's annual meeting, and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. In the case of any nomination by the Board of Directors or a committee appointed by the Board


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of Directors authorized to make such nominations, compliance with the proxy rules of the Securities and Exchange Commission shall constitute compliance with the notice provisions of the preceding sentence.

         In the case of any nomination by a shareholder, each such notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder, (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder, (iii) a representation that the shareholder is a record or beneficial holder of at least one percent (1%) or $1,000 in market value of stock of the Corporation entitled to vote at such meeting; has held such stock for at least one year and shall continue to own such stock through the date of such meeting; and intends to appear in person or by proxy at the meeting to present the nomination; and (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         2.14     NOTICE OF NEW BUSINESS.

         At an annual meeting of the shareholders only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting. To be properly brought before the annual meeting such new business must be (a) specified in the notice of meeting (or any supplement


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thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and the proposal and the shareholder must comply with Regulation 14A under the Securities Exchange Act of 1934. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days prior to the first anniversary of the date the Corporation's notice of annual meeting was provided with respect to the previous year's annual meeting. If the Company did not hold an annual meeting the previous year, or if the date of the annual meeting has been changed to be more than thirty (30) calendar days earlier than or sixty (60) calendar days after that anniversary, then, in order to be timely, a shareholder's notice must be received at the principal executive offices of the Corporation not more than ninety (90) calendar days before nor later than the later of sixty (60) days prior to the date of such annual meeting or the tenth day following the date on which public announcement of such annual meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.

         A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, (d) a representation that the shareholder is a record or beneficial holder of at least one percent (1%) or $1,000 in market value of stock of the Corporation entitled to vote at such meeting; has held such stock for at least one year and shall continue



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to own such stock through the date of such meeting; and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice, and (e) any financial interest of the shareholder in such proposal.

         Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.14. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that new business or any shareholder proposal was not properly brought before the meeting in accordance with the provisions of this Section 2.14, and if he should so determine, he shall so declare to the meeting that any such business or proposal not properly brought before the meeting shall not be acted upon at the meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

         2.15     CONDUCT OF MEETINGS.

         Meetings of the shareholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

                  (A) The Chairman of the meeting shall have absolute authority over the matters of procedure, and there shall be no appeal from the ruling of the Chairman. If, in his absolute discretion, the Chairman deems it advisable to dispense with the rules of parliamentary procedure as to any meeting of shareholders or part thereof, he shall so state and shall state the rules under which the meeting or appropriate part thereof shall be conducted.

                  (B) If disorder should arise which prevents the continuation of the legitimate business of the meeting, the Chairman may quit the chair and announce the adjournment of the meeting; and upon so doing, the meeting is immediately adjourned.

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                  (C) The Chairman may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

                  (D) The resolution or motion shall be considered for vote only if proposed by a shareholder or a duly authorized proxy and seconded by a shareholder or duly authorized proxy other than the individual who proposed the resolution or motion.

                  (E) Except as the Chairman may permit, no matter shall be presented to the meeting which has not been submitted for inclusion in the agenda at least thirty (30) days prior to the meeting.

                                  ARTICLE III.
                                    DIRECTORS

         3.1      POWERS AND DUTIES.

         All corporate powers shall be exercised by or under the authority of and the business and affairs of the Corporation managed under the direction of the Board of Directors.

         3.2      NUMBER AND TERM.

                  (A) NUMBER. The Board of Directors shall consist of no fewer than two (2) nor more than twelve (12) members. The exact number of directors, within the minimum and maximum, or the range for the size of the Board, or whether the size of the Board shall be fixed or variable-range may be fixed, changed or determined from time to time by the Board of Directors.

                  (B) TERM. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each class of directors shall be elected for a three-year term. At the 2000 annual meeting of shareholders, Class I directors shall be elected for a three-year term; at the 2001 annual meeting Class II directors shall be elected for a three-year term; and at the 2002 annual meeting Class III directors shall be elected for a three-year term. If the number of directors is changed, any


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increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         3.3      MEETINGS; NOTICE.

         The Board of Directors may hold regular and special meetings either within or without the State of Tennessee. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

                  (A) REGULAR MEETINGS. Unless the Charter otherwise provides, regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting.

                  (B) SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman, the President or any two (2) directors. Unless the Charter otherwise provides, special meetings must be preceded by at least twenty-four (24) hours' notice of the date, time and place of the meeting but need not describe the purpose of such meeting. Such notice shall comply with the requirements of Article XI of these Bylaws.

                  (C) ADJOURNED MEETINGS. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed one (1) month in any one (1) adjournment.


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                  (D) WAIVER OF NOTICE. A director may waive any required notice before or after the date and time stated in the notice. Except as provided in the next sentence, the waiver must be in writing, signed by the director and filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to him of such meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         3.4      QUORUM.

         Unless the Charter requires a greater number, a quorum of the Board of Directors consists of a majority of the fixed number of directors if the Corporation has a fixed board size or a majority of the number of directors prescribed, or if no number is prescribed, the number in office immediately before the meeting begins, if the Corporation has a variable-range board.

         3.5      VOTING.

         If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless the Charter or these Bylaws require the vote of a greater number of directors. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to such action unless:

                  (I) he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting;

                  (II) his dissent or abstention from the action taken is entered in the minutes of the meeting; or


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                  (III) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

         3.6      ACTION WITHOUT MEETING.

         Unless the Charter otherwise provides, any action required or permitted by the Act to be taken at a Board of Directors' meeting may be taken without a meeting. If all directors consent to taking such action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the Board of Directors. Such action must be evidenced by one or more written consents describing the action taken, signed by each director in one (1) or more counterparts, indicating each signing director's vote or abstention on the action, which consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date.

         3.7      COMPENSATION.

         Directors, and members of any committee created by the Board of Directors, shall be entitled to such compensation for their services as directors and members of such committee as shall be fixed from time to time by the Board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board or of any such committee meetings. Any director receiving such compensation shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.



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         3.8      RESIGNATION.

         A director may resign at any time by delivering written notice to the Board of Directors, the Chairman, Chief Executive Officer or President, or to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

         3.9      VACANCIES.

         If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors or a vacancy resulting from the removal of a director, the Board of Directors may fill such vacancy by an affirmative vote of a majority of the Board of Directors then in office, even though the directors remaining in office may constitute fewer than a quorum of the Board of Directors.

         3.10     REMOVAL OF DIRECTORS.

         Any director may be removed from office, but only for cause, by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class.

         A director may be removed by the shareholders only at a meeting called for the purpose of removing him, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of directors.

                                   ARTICLE IV.
                                   COMMITTEES


         4.1      COMMITTEES.

         Unless the Charter otherwise provides, the Board of Directors may create one (1) or more committees, each consisting of one (1) or more members. All members of committees of the Board of Directors that exercise powers of the Board must be members of the Board and serve at the pleasure of the Board.


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         The creation of a committee and appointment of a member or members to it must be approved by the greater of (i) a majority of all directors in office when the action is taken or (ii) the number of directors required by the Charter or these Bylaws to take action.

         To the extent specified by the Board of Directors or in the Charter, each committee may exercise the authority of the Board of Directors. A committee may not, however:

                  (I) authorize distributions, except according to a formula or method prescribed by the Board of Directors;

                  (II) fill vacancies on the Board or on any of its committees;

                  (III) adopt, amend or repeal the Bylaws;

                  (IV) authorize or approve reacquisitions of shares, except according to a formula or method prescribed by the Board of Directors; or

                  (V) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize such committee (or senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board.

         All such committees and their members shall be governed by the same statutory requirements regarding meetings, action without meetings, notice and waiver of notice, quorum and voting requirements as are applicable to the Board of Directors and its members.



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                                   ARTICLE V.
                                    OFFICERS


         5.1      NUMBER.

         The officers of the Corporation shall be a Chairman and Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary, a Treasurer and such other officers as may be from time to time appointed by the Board of Directors or by the Chief Executive Officer with the approval of the Board. One person may simultaneously hold more than one office except the President may not simultaneously hold the office of Secretary.

         5.2      APPOINTMENT.

         The principal officers shall be appointed annually by the Board at the first meeting of the Board following the annual meeting of the shareholders, or as soon thereafter as is conveniently possible. Each officer shall serve at the pleasure of the Board and until his successor shall have been appointed, or until his death, resignation or removal.

         5.3      RESIGNATION AND REMOVAL.

         An officer may resign at any time by delivering notice to the Corporation. Such resignation is effective when such notice is delivered unless such notice specifies a later effective date. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer.

         The Board of Directors may remove any officer at any time with or without cause, but such removal shall not prejudice the contract rights, if any, of the person so removed.



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         5.4      VACANCIES.

         Any vacancy in an office from any cause may be filled for the unexpired portion of the term by the Board of Directors.

         5.5      DUTIES.

                  (A) CHAIRMAN. The Chairman shall preside at all meetings of the shareholders and the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect.

                  (B) CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall have general supervision over the active management of the business of the Corporation.

                  (C) PRESIDENT. The President shall have the general powers and duties of supervision and management usually vested in the office of the President of a corporation and shall perform such other duties as the Board of Directors may from time to time prescribe.

                  (D) VICE PRESIDENT. The Vice President or Vice Presidents (if any) shall be active officers of the Corporation, shall assist the Chairman and the President in the active management of the business, and shall perform such other duties as the Board of Directors may from time to time prescribe. The Board may designate a Vice President to be the chief financial officer of the Corporation, in which event such authority shall preempt the duties and responsibilities set forth herein for the Secretary and Treasurer.

                  (E) SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and shall prepare and record all votes and all minutes of all such meetings in a book to be kept for that purpose; he shall perform like duties for any committee when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors when required, and unless directed otherwise by the Board of Directors, shall keep a stock record containing the names of all persons who are shareholders of the Corporation, showing their place of residence and the number of shares held by them respectively. The Secretary shall have the responsibility of authenticating records of


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the Corporation. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors.

                  (F) TREASURER. The Treasurer shall have the custody of the Corporation's funds and securities, shall keep or cause to be kept full and accurate account of receipts and disbursements in books belonging to the Corporation, and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse or cause to be disbursed the funds of the Corporation as required in the ordinary course of business or as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman, the President and directors at the regular meetings of the Board, or whenever they may require it, an account of all of his transactions as Treasurer and the financial condition of the Corporation. He shall perform such other duties as may be incident to his office or as prescribed from time to time by the Board of Directors. The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                  (G) OTHER OFFICERS. Other officers appointed by the Board of Directors shall exercise such powers and perform such duties as may be delegated to them.

                  (H) DELEGATION OF DUTIES. In case of the absence or disability of any officer of the Corporation or of any person authorized to act in his place, the Board of Directors may from time to time delegate the powers and duties of such officer to any officer, or any director, or any other person whom it may select, during such period of absence or disability.



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         5.6      INDEMNIFICATION AND INSURANCE.

                  (A) INDEMNIFICATION. The Corporation shall indemnify and advance expenses to each present and future director and officer of the Corporation, or any person who may have served at its request as a director or officer of another corporation (and, in either case, his heirs, executors and administrators), to the full extent allowed by the laws of the State of Tennessee, both as now in effect and as hereafter adopted. The Corporation may indemnify and advance expenses to any employee or agent of the Corporation who is not a director or officer (and his heirs, executors and administrators) to the same extent as to a director or officer, if the Board of Directors determines that to do so is in the best interests of the Corporation.

                  (B) NON-EXCLUSIVITY OF RIGHTS. The indemnification and advancement of expenses provisions of subsection (a) of this Section 5.6 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Charter, provision of these Bylaws, resolution adopted by the shareholders, or resolution adopted by the Board of Directors providing for such indemnification or advancement of expenses.

                  (C) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Act.

                                   ARTICLE VI.
                                 SHARES OF STOCK

         6.1      SHARES WITH OR WITHOUT CERTIFICATES.

         The Board of Directors may authorize that some or all of the shares of any or all of the Corporation's classes or series of stock be evidenced by a certificate or certificates of stock. The Board of Directors may also



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



authorize the issue of some or all of the shares of any or all of the Corporation's classes or series of stock without certificates. The rights and obligations of shareholders with the same class and/or series of stock shall be identical whether or not their shares are represented by certificates.

                  (A) SHARES WITH CERTIFICATES. If the Board of Directors chooses to issue shares of stock evidenced by a certificate or certificates, each individual certificate shall include the following on its face: (i) the Corporation's name, (ii) the fact that the Corporation is organized under the laws of the State of Tennessee, (iii) the name of the person to whom the certificate is issued, (iv) the number of shares represented thereby, (v) the class of shares and the designation of the series, if any, which the certificate represents, and (vi) such other information as applicable law may require or as may be lawful.

         If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate shall state on its front or back that the Corporation will furnish the shareholder this information in writing, without charge, upon request.

         Each certificate of stock issued by the Corporation shall be signed (either manually or in facsimile) by the Chairman, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. If the person who signed a certificate no longer holds office when the certificate is issued, the certificate is nonetheless valid.

                  (B) SHARES WITHOUT CERTIFICATES. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the Act, shall, within a reasonable time after the issue or transfer of shares without certificates, send the shareholder a written statement of the information required on certificates by Section 6.1(a) of these Bylaws and any other information required by the Act.



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



         6.2      SUBSCRIPTIONS FOR SHARES.

         Subscriptions for shares of the Corporation shall be valid only if they are in writing. Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid in full at such time, or in such installments and at such periods, as shall be determined by the Board of Directors. All calls for payment on subscriptions shall be uniform as to all shares of the same class or of the same series, unless the subscription agreement specifies otherwise.

         6.3      TRANSFERS.

         Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by (i) the holder of record thereof,
(ii) by his legal representative, who, upon request of the Corporation, shall furnish proper evidence of authority to transfer, or (iii) his attorney, authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a duly appointed transfer agent. Such transfers shall be made only upon surrender, if applicable, of the certificate or certificates for such shares properly endorsed and with all taxes thereon paid.

         6.4      LOST, DESTROYED, OR STOLEN CERTIFICATES.

         No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen except on production of evidence, satisfactory to the Board of Directors or Transfer Agent for the Corporation's stock, of such loss, destruction or theft, and, if the Board of Directors or Transfer Agent for the Corporation's stock so requires, upon the furnishing of an indemnity bond in such amount and with such terms and such surety as either the Board of Directors or Transfer Agent for the Corporation's stock may in its discretion require.




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



                                  ARTICLE VII.
                                CORPORATE ACTIONS


         7.1      CONTRACTS.

         Unless otherwise required by the Board of Directors, the Chairman, the Chief Executive Officer, the President or any Vice President shall execute contracts or other instruments on behalf of and in the name of the Corporation. The Board of Directors may from time to time authorize any other officer, assistant officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation as it may deem appropriate, and such authority may be general or confined to specific instances.

         7.2      CHECKS, DRAFTS, ETC.

         Unless otherwise required by the Board of Directors, all checks, drafts, bills of exchange and other negotiable instruments of the Corporation shall be signed by either the Chairman, the Chief Executive Officer, the President, a Vice President or such other officer, assistant officer or agent of the Corporation as may be authorized so to do by the Board of Directors, the Chairman, the Chief Executive Officer, the chief financial officer or the President. Such authority may be general or confined to specific business, and, if so directed by the Board of Directors, the Chairman, the Chief Executive Officer, the chief financial officer or the President, the signatures of two or more such officers may be required.

         7.3      DEPOSITS.

         All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors may authorize.



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



         7.4      VOTING SECURITIES HELD BY THE CORPORATION.

         Unless otherwise required by the Board of Directors, the Chairman, the Chief Executive Officer or the President shall have full power and authority on behalf of the Corporation to attend any meeting of security holders, or to take action on written consent as a security holder, of other corporations in which the Corporation may hold securities. In connection therewith the Chairman, the Chief Executive Officer or the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

         7.5      DIVIDENDS.

         The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by applicable law. The record date for the determination of shareholders entitled to receive the payment of any dividend shall be determined by the Board of Directors, but which in any event shall not be less than ten (10) days prior to the date of such payment.


                                  ARTICLE VIII.
                                   FISCAL YEAR


         The fiscal year of the Corporation shall be determined by the Board of Directors, and in the absence of such determination, shall be the calendar year.








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                                   ARTICLE IX.
                                 CORPORATE SEAL


         The Corporation shall not have a corporate seal.

                                   ARTICLE X.
                               AMENDMENT OF BYLAWS


         These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted at any meeting of the shareholders by the affirmative vote of a majority of the stock represented at such meeting, or by the affirmative vote of a majority of the members of the Board of Directors who are present at any regular or special meeting; provided, however, Sections 2.2, 2.11, 3.2(b) and 3.10 of these Bylaws may only be altered, amended or repealed at a meeting of the shareholders by the affirmative vote of at least 66 2/3% of the stock represented at such meeting.


                                   ARTICLE XI.
                                     NOTICE


         Unless otherwise provided for in these Bylaws, any notice required shall be in writing except that oral notice is effective if it is reasonable under the circumstances and not prohibited by the Charter or these Bylaws. Notice may be communicated in person; by telephone, telegraph, teletype or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television or other form of public broadcast communication. Written notice to a domestic or foreign corporation authorized to transact business in Tennessee may be addressed to its registered agent at its registered office or to the corporation or its secretary at its principal office as shown in its most recent annual report or, in the


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


case of a foreign corporation that has not yet delivered an annual report, in its application for a certificate of authority.

         Written notice to shareholders, if in a comprehensible form, is effective when mailed, if mailed postpaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. Except as provided above, written notice, if in a comprehensible form, is effective at the earliest of the following: (a) when received, (b) five (5) days after its deposit in the United States mail, if mailed correctly addressed and with first class postage affixed thereon; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; or (d) twenty (20) days after its deposit in the United States mail, as evidenced by the postmark if mailed correctly addressed, and with other than first class, registered or certified postage affixed. Oral notice is effective when communicated if communicated in a comprehensible manner.


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